Exhibit 99.01
Cadence Reports Fourth Quarter and Fiscal Year 2024 Financial Results
Record Backlog of $6.8 Billion
Exceeded Q4 and 2024 Outlook for Revenue and EPS

SAN JOSE, Calif. — February 18, 2025 — Cadence Design Systems, Inc. (Nasdaq: CDNS) today announced results for the fourth quarter and fiscal year 2024.
Fourth Quarter 2024 Financial Results
•Revenue of $1.356 billion, compared to revenue of $1.069 billion in Q4 2023
•GAAP operating margin of 33.7%, compared to 31.5% in Q4 2023
•Non-GAAP operating margin of 46.0%, compared to 42.9% in Q4 2023
•GAAP diluted net income per share of $1.24, compared to $1.19 in Q4 2023
•Non-GAAP diluted net income per share of $1.88, compared to $1.38 in Q4 2023
Fiscal Year 2024 Financial Results
•Revenue of $4.641 billion, compared to revenue of $4.090 billion in 2023
•GAAP operating margin of 29.1%, compared to 30.6% in 2023
•Non-GAAP operating margin of 42.5%, compared to 42.0% in 2023
•GAAP diluted net income per share of $3.85, compared to $3.82 in 2023
•Non-GAAP diluted net income per share of $5.97, compared to $5.15 in 2023
•Year-end backlog was $6.8 billion and current remaining performance obligations ("cRPO"), contract revenue expected to be recognized as revenue in the next 12 months, was $3.4 billion

“Cadence delivered exceptional results in the fourth quarter, capping off a strong 2024 with 13.5% revenue growth and 42.5% non-GAAP operating margin for the year,” said Anirudh Devgan, president and chief executive officer. “Our momentum continues to build as we exited 2024 with record bookings and record backlog. Cadence is very well positioned to benefit from the various phases of AI, including the current AI infrastructure buildout, applying AI to our own products, and expanding into new markets such as life sciences.”

“We had a strong finish to 2024, driven by broad based strength across all our businesses,” said John Wall, senior vice president and chief financial officer. “I’m pleased with our record year-end backlog of $6.8 billion and cRPO of $3.4 billion, and I look forward to building on that strength in 2025.”

CFO Commentary
Commentary on the fourth quarter and fiscal year 2024 financial results by John Wall, senior vice president and chief financial officer, is available at www.cadence.com/cadence/investor_relations.
Business Outlook
For fiscal year 2025, the company expects:
•Revenue in the range of $5.14 billion to $5.22 billion
•GAAP operating margin in the range of 30.25% to 31.25%
•Non-GAAP operating margin in the range of 43.25% to 44.25%
•GAAP diluted net income per share in the range of $4.19 to $4.29
•Non-GAAP diluted net income per share in the range of $6.65 to $6.75
The company utilizes a long-term projected non-GAAP tax rate, which reflects currently available information, as well as other factors and assumptions. The non-GAAP tax rate is subject to change for a variety of reasons, including the rapidly evolving global tax environment, significant changes in the company’s geographic earnings mix, or other changes to the company’s strategy or business operations. The company expects to use the current normalized non-GAAP tax rate through fiscal 2025 but will re-evaluate this rate periodically for significant items that may materially affect its projections.

Reconciliations of the financial results and business outlook from GAAP operating margin, GAAP net income and GAAP diluted net income per share to non-GAAP operating margin, non-GAAP net income and non-GAAP diluted net income per share, respectively, are included in this press release.

Business Highlights
•The Cadence.ai portfolio continued to gain momentum with market shaping customers, as Cadence's AI-driven optimization products including Cadence Cerebrus, Verisium SimAI and Allegro X AI are proliferating at scale. Additionally, Cadence's LLM based Design Agents powered by JedAI data platform, are showing promising results in early engagements.
•System Design & Analysis achieved strong results with over 40% growth in 2024 driven by Cadence's multi-physics analysis platform and AI-driven optimization, which delivered superior results to a rapidly expanding customer base across multiple verticals, especially Aerospace & Defense and Automotive.
•Cadence's IP business grew 28% year over year in Q4 as Cadence's AI HPC protocols including Cadence's flagship HBM, DDR, PCIe and UCIe solutions continued propelling Cadence's business with significant expansions and competitive displacements at top tier customers.
•Core EDA, which comprises of Cadence's digital, custom/analog and verification portfolios grew 15% year over year in Q4.
•The hardware business, consisting of the Palladium Z3 and Protium X3, delivered another record year, with Q4 being the best quarter ever.

Audio Webcast Scheduled
Anirudh Devgan, president and chief executive officer, and John Wall, senior vice president and chief financial officer, will host the fourth quarter and fiscal year 2024 financial results audio webcast today, February 18, 2025, at 2 p.m. (Pacific) / 5 p.m. (Eastern). Attendees are asked to register at the website at least 10 minutes prior to the scheduled webcast. An archive of the webcast will be available starting February 18, 2025 at 5 p.m. (Pacific) and ending March 17, 2025 at 5 p.m. (Pacific). Webcast access is available at www.cadence.com/cadence/investor_relations.
About Cadence
Cadence is a pivotal leader in electronic systems design, building upon more than 30 years of computational software expertise. The company applies its underlying Intelligent System Design strategy to deliver software, hardware and IP that turn design concepts into reality. Cadence customers are the world’s most innovative companies, delivering extraordinary electronic products from chips to boards to complete systems for the most dynamic market applications, including hyperscale computing, 5G communications, automotive, mobile, aerospace, consumer, industrial and healthcare. For 10 years in a row, Fortune magazine has named Cadence one of the 100 Best Companies to Work For. Learn more at www.cadence.com.

© 2025 Cadence Design Systems, Inc. All rights reserved worldwide. Cadence, the Cadence logo and the other Cadence marks found at www.cadence.com/go/trademarks are trademarks or registered trademarks of Cadence Design Systems, Inc. All other trademarks are the property of their respective owners.

This press release contains forward-looking statements, including Cadence's outlook on future operating results, financial condition, strategic objectives, business prospects, technology and product developments, industry trends, market growth and other statements using words such as “anticipates,” “believes,” “expects,” “intends,” “plans,” “will,” and words of similar import and the negatives thereof. Forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside Cadence’s control, and which may cause actual results to differ materially from expectations expressed or implied in the forward-looking statements, including, among others: (i) Cadence’s ability to compete successfully in the highly competitive industries in which it operates and realize the benefits of its investments in research and development, including opportunities presented by AI; (ii) the success of Cadence’s efforts to maintain and improve operational efficiency and growth; (iii) the mix of products and services sold, the timing of orders and deliveries and the ability to develop, install or deliver Cadence’s products or services; (iv) changes in customer demands or supply constraints that could result in delays in purchases, development, installations or deliveries of Cadence’s products or services, including those resulting from consolidation, restructurings and other operational efficiency improvements of Cadence’s customers; (v) economic, geopolitical and industry conditions, including export controls, tariffs, other trade restrictions and other government regulations, as well as rising tensions and armed conflicts around the world; (vi) changes in tax laws, interest rate and currency exchange rate fluctuations, inflation rates, Cadence’s increased debt levels and obligations and Cadence’s ability to access capital and debt markets in the future; (vii) legislative or regulatory requirements; (viii) Cadence’s acquisition of other companies, businesses or technologies or the failure to successfully integrate and operate them; (ix) potential harm caused by compromises in cybersecurity and cybersecurity attacks; (x) capital expenditure requirements and events that affect cash flow, liquidity or reserves, or estimates Cadence may take from time to time with respect to accounts receivable, taxes and tax examinations, litigation, regulatory or other matters; (xi) the effects of any litigation, regulatory, tax or other proceedings to which Cadence is or may become a party or to which Cadence or its products, services, technologies or properties are subject; and (xii) Cadence’s ability to successfully meet any governance, environmental and social targets and strategies. In addition, the timing and amount of Cadence’s repurchases of its common stock are subject to business and market conditions, corporate and regulatory requirements, stock price, acquisition opportunities and other factors.
For a detailed discussion of these and other cautionary statements related to Cadence’s business, please refer to Cadence’s filings with the U.S. Securities and Exchange Commission, including its most recent report on Form 10-K, subsequent reports on Form 10-Q and future filings.
All forward-looking statements in this press release are based on management's expectations as of the date of this press release and, except as required by law, Cadence disclaims any obligation to update these forward-looking statements to reflect future events or circumstances.

GAAP to Non-GAAP Reconciliation

Non-GAAP financial measures should not be considered as a substitute for or superior to measures of financial performance prepared in accordance with generally accepted accounting principles, or GAAP. Investors are encouraged to review the reconciliation of non-GAAP measures contained within this press release with their most directly comparable GAAP results. Investors are also encouraged to look at the GAAP results as the best measure of financial performance.

To supplement Cadence’s financial results presented on a GAAP basis, Cadence management uses non-GAAP measures that it believes are helpful in understanding Cadence’s performance. One such measure is non-GAAP net income, which is a financial measure not calculated under GAAP. Non-GAAP net income is calculated by Cadence management by taking GAAP net income and excluding, as applicable, amortization of intangible assets, stock-based compensation expense, acquisition and integration-related costs including retention expenses, investment gains or losses, income or expenses related to Cadence’s non-qualified deferred compensation plan, restructuring and other significant items not directly related to Cadence’s core business operations, and the income tax effect of non-GAAP pre-tax adjustments.

Cadence management uses non-GAAP net income because it excludes items that are generally not directly related to the performance of Cadence’s core business operations and therefore provides supplemental information to Cadence management and investors regarding the performance of the business operations, facilitates comparisons to the historical operating results and allows the review of Cadence's business from the same perspective as Cadence management, including forecasting and budgeting.
The following tables reconcile the specific items excluded from GAAP operating margin, GAAP net income and GAAP net income per diluted share in the calculation of non-GAAP operating margin, non-GAAP net income and non-GAAP net income per diluted share for the periods shown below:

Operating Margin Reconciliation	Three Months Ended
	December 31, 2024	December 31, 2023
	(unaudited)
GAAP operating margin as a percent of total revenue	33.7%	31.5%
Reconciling items to non-GAAP operating margin as a percent of total revenue:
Stock-based compensation expense	7.9%	8.1%
Amortization of acquired intangibles	2.0%	1.6%
Acquisition and integration-related costs	1.7%	1.2%
Restructuring	(0.1)%	(0.1)%
Non-qualified deferred compensation expenses	0.0%	0.6%
Special charges*	0.8%	0.0%
Non-GAAP operating margin as a percent of total revenue	46.0%	42.9%

*	Includes costs related to adjustments to estimated legal liabilities and executive severance.

Operating Margin Reconciliation	Years Ended
	December 31, 2024	December 31, 2023
	(unaudited)
GAAP operating margin as a percent of total revenue	29.1%	30.6%
Reconciling items to non-GAAP operating margin as a percent of total revenue:
Stock-based compensation expense	8.4%	8.0%
Amortization of acquired intangibles	2.0%	1.5%
Acquisition and integration-related costs	2.1%	1.4%
Restructuring	0.5%	0.3%
Non-qualified deferred compensation expenses	0.2%	0.2%
Special charges*	0.2%	0.0%
Non-GAAP operating margin as a percent of total revenue	42.5%	42.0%

*	Includes costs related to adjustments to estimated legal liabilities and executive severance.

Net Income Reconciliation	Three Months Ended
	December 31, 2024	December 31, 2023
(in thousands)	(unaudited)
Net income on a GAAP basis	$340,210	$323,899
Stock-based compensation expense	106,508	86,683
Amortization of acquired intangibles	26,776	16,920
Acquisition and integration-related costs	23,477	12,583
Restructuring	(1,020)	(569)
Non-qualified deferred compensation expenses	293	6,295
Special charges*	10,224	—
Other income or expense related to investments and non-qualified deferred compensation plan assets**	14,654	(27,966)
Income tax effect of non-GAAP adjustments	(5,456)	(41,638)
Net income on a non-GAAP basis	$515,666	$376,207

*	Includes costs related to adjustments to estimated legal liabilities and executive severance.
**	Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.

Net Income Reconciliation	Years Ended
	December 31, 2024	December 31, 2023
(in thousands)	(unaudited)
Net income on a GAAP basis	$1,055,484	$1,041,144
Stock-based compensation expense	391,219	325,611
Amortization of acquired intangibles	90,449	61,970
Acquisition and integration-related costs	95,562	56,542
Restructuring	23,765	11,013
Non-qualified deferred compensation expenses	11,145	10,851
Special charges*	11,457	—
Other income or expense related to investments and non-qualified deferred compensation plan assets**	(60,798)	(45,502)
Income tax effect of non-GAAP adjustments	17,162	(57,139)
Net income on a non-GAAP basis	$1,635,445	$1,404,490

*	Includes costs related to adjustments to estimated legal liabilities and executive severance.
**	Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.

Diluted Net Income Per Share Reconciliation	Three Months Ended
	December 31, 2024	December 31, 2023
(in thousands, except per share data)	(unaudited)
Diluted net income per share on a GAAP basis	$1.24	$1.19
Stock-based compensation expense	0.39	0.32
Amortization of acquired intangibles	0.10	0.06
Acquisition and integration-related costs	0.08	0.04
Restructuring	—	—
Non-qualified deferred compensation expenses	—	0.02
Special charges*	0.04	—
Other income or expense related to investments and non-qualified deferred compensation plan assets**	0.05	(0.10)
Income tax effect of non-GAAP adjustments	(0.02)	(0.15)
Diluted net income per share on a non-GAAP basis	$1.88	$1.38
Shares used in calculation of diluted net income per share	274,292	272,419

*	Includes costs related to adjustments to estimated legal liabilities and executive severance.
**	Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.

Diluted Net Income Per Share Reconciliation	Years Ended
	December 31, 2024	December 31, 2023
(in thousands, except per share data)	(unaudited)
Diluted net income per share on a GAAP basis	$3.85	$3.82
Stock-based compensation expense	1.43	1.19
Amortization of acquired intangibles	0.33	0.23
Acquisition and integration-related costs	0.35	0.21
Restructuring	0.09	0.04
Non-qualified deferred compensation expenses	0.04	0.04
Special charges*	0.04	—
Other income or expense related to investments and non-qualified deferred compensation plan assets**	(0.22)	(0.17)
Income tax effect of non-GAAP adjustments	0.06	(0.21)
Diluted net income per share on a non-GAAP basis	$5.97	$5.15
Shares used in calculation of diluted net income per share	273,833	272,748

*	Includes costs related to adjustments to estimated legal liabilities and executive severance.
**	Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.
For more information, please contact:
Cadence Investor Relations
408-944-7100
investor_relations@cadence.com
Cadence Newsroom
408-944-7039
newsroom@cadence.com

Cadence Design Systems, Inc.
Condensed Consolidated Balance Sheets
December 31, 2024 and December 31, 2023
(In thousands)
(Unaudited)

	December 31, 2024	December 31, 2023
Current assets:
Cash and cash equivalents	$2,644,030	$1,008,152
Receivables, net	680,460	489,224
Inventories	257,711	181,661
Prepaid expenses and other	433,878	297,180
Total current assets	4,016,079	1,976,217
Property, plant and equipment, net	458,200	403,213
Goodwill	2,378,671	1,535,845
Acquired intangibles, net	594,734	336,843
Deferred taxes	982,057	880,001
Other assets	544,741	537,372
Total assets	$8,974,482	$5,669,491
Current liabilities:
Current portion of long-term debt	$—	$349,285
Accounts payable and accrued liabilities	632,692	576,558
Current portion of deferred revenue	737,413	665,024
Total current liabilities	1,370,105	1,590,867
Long-term liabilities:
Long-term portion of deferred revenue	115,168	98,931
Long-term debt	2,476,183	299,771
Other long-term liabilities	339,448	275,651
Total long-term liabilities	2,930,799	674,353
Stockholders’ equity	4,673,578	3,404,271
Total liabilities and stockholders’ equity	$8,974,482	$5,669,491

Cadence Design Systems, Inc.
Condensed Consolidated Income Statements
For the Three Months and Years Ended December 31, 2024 and December 31, 2023
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Years Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Revenue:
Product and maintenance	$1,239,287	$981,987	$4,213,509	$3,834,359
Services	116,694	86,636	427,755	255,627
Total revenue	1,355,981	1,068,623	4,641,264	4,089,986
Costs and expenses:
Cost of product and maintenance	157,249	71,491	436,600	331,760
Cost of services	62,742	32,639	210,902	103,281
Marketing and sales	200,406	180,368	757,483	690,319
Research and development	392,026	367,443	1,549,093	1,441,796
General and administrative	78,550	75,742	282,283	242,430
Amortization of acquired intangibles	9,153	4,981	30,375	18,162
Restructuring	(1,020)	(569)	23,765	11,013
Total costs and expenses	899,106	732,095	3,290,501	2,838,761
Income from operations	456,875	336,528	1,350,763	1,251,225
Interest expense	(29,907)	(8,989)	(75,999)	(36,185)
Other income, net	9,684	34,523	121,055	66,886
Income before provision for income taxes	436,652	362,062	1,395,819	1,281,926
Provision for income taxes	96,442	38,163	340,335	240,782
Net income	$340,210	$323,899	$1,055,484	$1,041,144
Net income per share - basic	$1.25	$1.20	$3.89	$3.86
Net income per share - diluted	$1.24	$1.19	$3.85	$3.82
Weighted average common shares outstanding - basic	272,069	269,088	271,212	269,381
Weighted average common shares outstanding - diluted	274,292	272,419	273,833	272,748

Cadence Design Systems, Inc.
Condensed Consolidated Statements of Cash Flows
For the Years Ended December 31, 2024 and December 31, 2023
(In thousands)
(Unaudited)

	Years Ended
	December 31, 2024	December 31, 2023
Cash and cash equivalents at beginning of year	$1,008,152	$882,325
Cash flows from operating activities:
Net income	1,055,484	1,041,144
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	196,935	145,292
Amortization of debt discount and fees	3,473	1,262
Stock-based compensation	391,219	325,611
Gain on investments, net	(49,593)	(34,602)
Deferred income taxes	(128,737)	(36,512)
Provisions for losses on receivables	2,078	3,325
ROU asset amortization and change in operating lease liabilities	(1,920)	451
Other non-cash items	587	1,983
Changes in operating assets and liabilities, net of effect of acquired businesses:
Receivables	(180,287)	(11,748)
Inventories	(82,771)	(65,895)
Prepaid expenses and other	(81,529)	39,015
Other assets	11,866	(45,784)
Accounts payable and accrued liabilities	33,676	5,415
Deferred revenue	66,478	(21,583)
Other long-term liabilities	23,592	1,802
Net cash provided by operating activities	1,260,551	1,349,176
Cash flows from investing activities:
Purchases of investments	(4,982)	(176,170)
Proceeds from the sale and maturity of investments	47,980	64,775
Purchases of property, plant and equipment	(142,542)	(102,337)
Purchases of intangible assets	—	(166)
Cash paid in business combinations, net of cash acquired	(737,574)	(198,351)
Net cash used for investing activities	(837,118)	(412,249)
Cash flows from financing activities:
Proceeds from revolving credit facility	—	50,000
Payments on revolving credit facility	—	(150,000)
Proceeds from issuance of debt	3,196,595	—
Payments of debt	(1,350,000)	—
Payments of debt issuance costs	(23,828)	—
Proceeds from issuance of common stock	204,237	132,957
Stock received for payment of employee taxes on vesting of restricted stock	(237,737)	(136,396)
Payments for repurchases of common stock	(550,026)	(700,134)
Net cash provided by (used for) financing activities	1,239,241	(803,573)
Effect of exchange rate changes on cash and cash equivalents	(26,796)	(7,527)
Increase in cash and cash equivalents	1,635,878	125,827
Cash and cash equivalents at end of year	$2,644,030	$1,008,152

Cadence Design Systems, Inc.
(Unaudited)
Revenue Mix by Geography (% of Total Revenue)

	2023					2024
GEOGRAPHY	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
Americas	44%	41%	43%	44%	43%	46%	49%	50%	49%	49%
China	17%	18%	17%	15%	17%	12%	12%	13%	13%	12%
Other Asia	18%	18%	19%	19%	19%	20%	19%	17%	17%	18%
Europe, Middle East and Africa	15%	17%	15%	16%	16%	17%	14%	14%	15%	15%
Japan	6%	6%	6%	6%	5%	5%	6%	6%	6%	6%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

Revenue Mix by Product Category (% of Total Revenue)

	2023					2024
PRODUCT CATEGORY	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
Core EDA	77%	76%	76%	75%	76%	76%	73%	70%	68%	71%
IP	11%	11%	11%	13%	12%	12%	13%	14%	13%	13%
System Design and Analysis	12%	13%	13%	12%	12%	12%	14%	16%	19%	16%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

Cadence Design Systems, Inc.
Impact of Non-GAAP Adjustments on Forward Looking Operating Margin
As of February 18, 2025
(Unaudited)

	Three Months Ending March 31, 2025	Year Ending December 31, 2025
	Forecast	Forecast
GAAP operating margin as a percent of total revenue	27% - 28%	30.25% - 31.25%
Reconciling items to non-GAAP operating margin as a percent of total revenue:
Stock-based compensation expense	9%	9%
Amortization of acquired intangibles	2%	2%
Acquisition and integration-related costs	2%	2%
Non-GAAP operating margin as a percent of total revenue†	40% - 41%	43.25% - 44.25%

†	The non-GAAP measures presented in the table above should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP.

Cadence Design Systems, Inc.
Impact of Non-GAAP Adjustments on Forward Looking Diluted Net Income Per Share
As of February 18, 2025
(Unaudited)

	Three Months Ending March 31, 2025	Year Ending December 31, 2025
	Forecast	Forecast
Diluted net income per share on a GAAP basis	$0.93 to $0.99	$4.19 to $4.29
Stock-based compensation expense	0.40	1.69
Amortization of acquired intangibles	0.09	0.36
Acquisition and integration-related costs	0.08	0.31
Income tax effect of non-GAAP adjustments	(0.04)	0.10
Diluted net income per share on a non-GAAP basis†	$1.46 to $1.52	$6.65 to $6.75

†	The non-GAAP measures presented in the table above should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP.

Cadence Design Systems, Inc.
Impact of Non-GAAP Adjustments on Forward Looking Net Income
As of February 18, 2025
(Unaudited)

	Three Months Ending March 31, 2025	Year Ending December 31, 2025
($ in millions)	Forecast	Forecast
Net income on a GAAP basis	$256 to $273	$1,151 to $1,179
Stock-based compensation expense	109	466
Amortization of acquired intangibles	25	98
Acquisition and integration-related costs	23	85
Income tax effect of non-GAAP adjustments	(11)	28
Net income on a non-GAAP basis†	$402 to $419	$1,828 to $1,856

†	The non-GAAP measures presented in the table above should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP.